UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 15, 2008

Date of Report (Date of earliest event reported)

Macrovision Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	77-0156161
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As soon as is reasonably practicable following completion of the proposed mergers by which Macrovision Corporation (“Macrovision”) and Gemstar-TV Guide International, Inc. (“Gemstar-TV Guide”) become wholly-owned subsidiaries of Macrovision Solutions Corporation, it is currently contemplated that the compensation committee of the board of directors of Macrovision Solutions Corporation (the “Compensation Committee”) will consider for approval and if so approved, Macrovision Solutions Corporation will conduct a special meeting of stockholders to consider and vote on the following equity plans: (i) the adoption of a new 2008 Equity Incentive Plan to allow Macrovision Solutions Corporation to issue stock options and other equity awards to Macrovision Solutions Corporation employees and other service providers; (ii) the adoption of a new 2008 Director Stock Option Plan to make equity grants to non-employee directors of Macrovision Solutions Corporation, which would replace the Macrovision 1996 Director Stock Option Plan that expires in December 2008; and (iii) the adoption of a new 2008 Employee Stock Purchase Plan, which would replace the Macrovision 1996 Employee Stock Purchase Plan that expires in December 2008.

We intend that Macrovision Solutions Corporation will assume and adopt the 2000 Equity Incentive Plan previously adopted by Macrovision and approved by Macrovision’s stockholders and use it for grants to Macrovision employees who become Macrovision Solutions Corporation employees following the closing of the mergers. Macrovision Solutions Corporation will also assume and adopt the Gemstar-TV Guide 2007 Long-Term Incentive Plan for grants to Gemstar-TV Guide employees who become Macrovision Solutions Corporation employees following the closing of the mergers.

Macrovision Solutions Corporation and Macrovision have consulted and expect to continue to consult with RiskMetrics Group, a division of Institutional Shareholder Services (“RiskMetrics”) with respect to plan design, burn rate analysis and reserved share amounts under the plans, and Macrovision Solutions Corporation intends to continue to work with RiskMetrics to seek a favorable RiskMetrics recommendation to stockholders with respect to the plan proposals at the special meeting.

Further details of the above plans will be disclosed as promptly as practicable if a decision is made by the Compensation Committee, following the completion of the evaluation thereof, to formally adopt such plans.

Macrovision Solutions Corporation has filed a Registration Statement on Form S-4 (Registration No. 333-148825) containing a joint proxy statement-prospectus regarding the proposed transaction and other documents regarding the proposed transaction with the Securities and Exchange Commission. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT-PROSPECTUS AND SUCH OTHER MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANIES AND THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of the joint proxy statement-prospectus and other documents filed by Macrovision Solutions, Macrovision and Gemstar-TV Guide with the Securities and Exchange Commission at the Securities and Exchange Commission’s Web site at http://www.sec.gov. Stockholders may also obtain a free copy of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission incorporated by reference in the joint proxy statement/prospectus, such as annual, quarterly and special reports, and other information, directly from Macrovision by directing a request to Macrovision Investor Relations at 408-969-5475 and directly from Gemstar-TV Guide by directing a request to Gemstar-TV Guide Investor Relations at 323-817-4600.

Each company’s directors and executive officers and other persons may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Macrovision’s directors and officers can be found in its Form 10-K/A filed with the Securities and Exchange Commission on February 29, 2008 and information regarding Gemstar-TV Guide’s directors and officers can be found in its Form 10-K filed with the Securities and Exchange Commission on February 14, 2008. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Corporation
(Registrant)

Date: April 15, 2008	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel

3